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                                                                       EXHIBIT 5


                                August 10, 2001


Schlumberger Limited
153 East 53rd Street, 57th Floor
New York, New York 10022-4624

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Schlumberger Limited, a corporation organized under the laws of the Netherlands Antilles ("Schlumberger"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 25,000 shares of common stock, par value $.01 per share, of Schlumberger (the "Shares") that may be issued pursuant to the Schlumberger Limited Stock and Deferral Plan for Non-Employee Directors (the "Plan"), certain legal matters in connection with the Shares are being passed on for you by me. At your request, this opinion is being furnished for filing as
Exhibit 5 to the Registration Statement.

     I am a member of the New York bar, and I am not admitted to practice in, nor do I hold myself out as an expert on the laws of, the Netherlands Antilles. I have, however, consulted with the law firm of Smeets Thesseling Van Bokhorst, counsel qualified to practice in the Netherlands Antilles. Insofar as the opinions expressed below involve conclusions as to matters governed by the laws of the Netherlands Antilles, I am relying on the opinion of such counsel.

     In my capacity as Director of Legal Services of Schlumberger, I am familiar with the Articles of Incorporation and Bylaws of Schlumberger, each as amended to date, have familiarized myself with the matters discussed herein and have examined all statutes and other records, instruments and documents pertaining to Schlumberger and the matters discussed herein that I deem necessary to examine for the purpose of this opinion.

     Based upon any examination as aforesaid, I am of the opinion that the acquisition by the non-employee directors of the Shares pursuant to the Plan has been duly authorized by all necessary corporate action on the part of Schlumberger, and that the Shares having been fully paid at the time of original issue, are non-assessable.
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     I consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,



                                    /s/ Ellen S. Summer
                                    ---------------------------
                                    Ellen S. Summer